Exhibit 99.1



October 6, 2003                                          Direct Inquiries To:
                                                         Sue Ann Merrill
                                                         (908) 234-0300



                          PURE WORLD PRESIDENT SUCCOMBS

     BEDMINSTER, N.J.--(BUSINESS WIRE)--October 6, 2003--PURE WORLD, INC., (PURW
- NASDAQ) today announced the untimely passing of its President, Natalie I. Koether, on October 3, 2003.

     On September 24, 2003, the Company had announced the appointment of Paul O. Koether as acting President and Dr. Qun Yi Zheng as Chief Operating Officer. Both will continue in these positions.

     Pure World has 7,513,624 shares of common stock outstanding.
























     This Press Release may contain forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Pure World cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date.